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							Exhibit 99

    Contacts:  Sue Kraus, 212-554-2420; after 6/14, 202-828-7410
	      Bill White, 212-554-2420; after 6/14, 913-624-2226

				       For Immediate Release

		 SPRINT, DEUTSCHE TELEKOM, FRANCE TELECOM
	     JOIN FORCES TO FORM A GLOBAL STRATEGIC ALLIANCE
	    -- Sprint, Deutsche Telekom and France Telecom to
		      Create a Global Partnership --
    -- Deutsche Telekom and France Telecom to Invest More Than $4
    Billion in Sprint By Acquiring a 20-Percent Stake in Two Steps --

	 KANSAS CITY, Mo., June 14, 1994 -- Sprint, Deutsche Telekom and France Telecom today announced plans, based on a Memorandum of Understanding, to form a global partnership. This partnership between Europe's two leading telecommunications companies and the provider of the United States' most technologically advanced telecommunications network will offer seamless, global telecommunications services to business, consumer and carrier markets worldwide.

	 Subject to relevant regulatory environments, these services will include:

	 o Global international data, voice and video business services for multinational and large business customers, as well as for the burgeoning number of small companies with international communications needs.
	 o International services for consumers, initially based on card services for travelers.
	 o "Carriers' carrier" services, providing international transport services for other carriers.

	 Over time, the services will expand to address the changing dynamics of global, regional and national markets. The partnership plans to develop national networks to provide long distance services in other countries as required by customers.

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    Sprint, Deutsche Telekom, France Telecom Join Forces To Form
    A Global Strategic Alliance

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	 As part of the agreement, Deutsche Telekom and France Telecom will invest, in two steps, a total of approximately $4.2 billion in Sprint over two years, become shareholders of the company and hold a 20-percent equity investment in the company. "This substantial investment will enable Sprint to further leverage its technological and innovative superiority in the U.S.," said William T. Esrey, chairman and chief executive officer of Sprint. "We are delighted to have Deutsche Telekom and France Telecom as investors in our company."

	 The services of the global partnership will be offered throughout the world by regional operating groups, and in the United States, France and Germany by the home-country partner. The partnership will be directed by a Global Partnership Board which will determine strategic direction and oversee the operations of three operating entities. Two of these will be regional operating groups, one focused on Western and Eastern Europe and the other on the rest of the world. The partnership will also have a Global Backbone Network operating group, which will establish a transmission network interconnecting various regional hubs and support the provision of the global partnership's services.

	 The intention of the three partners is to combine planning for global network facilities to the extent allowed by regulation. Existing correspondent bilateral relationships will remain in place.

	 The three partners will have equal votes on the Global Partnership Board. The Global Backbone Network operating group and the operating group serving the "rest of the world" will each be owned 50 percent by Sprint and 50 percent by Deutsche Telekom and France Telecom. The operating group serving Western and Eastern Europe will be one-third owned by Sprint and two-thirds owned by Deutsche Telekom and France Telecom. Deutsche Telekom and France Telecom's interest in the regional operating groups and the Global Backbone Network operating group will be managed by their recently announced joint venture, referred to as Atlas.

	 The partnership anticipates merging most of the international assets of the partners within the agreed scope of the partnership's services, to pursue telecommunications opportunities worldwide. It is also anticipated that the majority of the assets of Sprint International will be contributed to the partnership.

	 Under terms of the agreement, France Telecom and Deutsche Telekom collectively will acquire a 20-percent ownership stake in Sprint. It is anticipated that Deutsche Telekom and France Telecom together will purchase from Sprint approximately 42.9 million shares of a new class of Sprint stock at a price of $47.225 per share. France Telecom and Deutsche Telekom will purchase an additional 42.9 million shares of a new class of Sprint stock at a price of $51 per share two years after the date of the initial acquisition.

	 As part of the transaction, France Telecom and Deutsche Telekom will be entitled to representation on the 15-member Sprint board. The representation will be based on their actual percentage ownership interest, with a minimum of two directors as long as the two companies own at least 10 percent of the outstanding common stock of Sprint, subject to New York Stock Exchange approval.

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    Sprint, Deutsche Telekom, France Telecom Join Forces To Form
    A Global Strategic Alliance

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	 A Memorandum of Understanding has been signed by William
    Esrey, chairman and chief executive officer of Sprint; Helmut Ricke, chairman of the management board of Deutsche Telekom; and Marcel Roulet, chairman of France Telecom. Both the formation of the global partnership and the acquisition of stock by Deutsche Telekom and France Telecom are subject to conditions, including the negotiation and execution of definitive agreements, approval by the board of directors of Sprint and its shareholders, approval by the governing bodies of Deutsche Telekom and France Telecom, and government and regulatory approvals.

	 The partnership may seek to add partners from Asia and the Pacific to increase its ability to serve customers in those regions, as well as national partners to strengthen service offerings in specific countries. The partners believe there are opportunities to work together in other advanced markets in the U.S. and elsewhere.

	 "The international telecommunications industry is experiencing dramatic positive change," said Esrey. "Our partnership with Europe's two largest telecommunications companies will enable us to provide leading communications services to a wide range of customers.

	 Esrey said that business, consumers and other telecommunications providers are demanding service improvements that can best be provided by a global carrier. "Quite frankly, the needs of the marketplace today are considerably ahead of the global industry's ability to deliver. This partnership will create the single-source provider with global account responsibility that the marketplace is looking for," he added.

	 The countries represented by the partnership are home to almost half of the world's multinational companies, giving the partnership a strong base from which to extend these services worldwide, he noted.

	 In announcing the agreement in Bonn, Helmut Ricke said, "In a nutshell, Sprint, as a telecommunications enterprise with extraordinary technological know-how and with the potential of a fully digitized network, is the ideal partner for implementing our strategic goals."

	 In Paris, Marcel Roulet said Sprint's significant base of multinational business customers and strong brand recognition in the U.S. were key factors leading to the partnership agreement. "The partnership will be a global leader, combining the considerable financial, technological and marketing strengths of our three companies," Roulet said. "The creation of the global partnership, as well as Deutsche Telekom and France Telecom's joint investment in Sprint, will considerably strengthen the French-German partnership. This represents a significant step toward a global extension of this partnership."

	 The partners expect to sign a definitive agreement around year's end and have executed an exclusivity agreement.

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    Sprint, Deutsche Telekom, France Telecom Join Forces To Form
    A Global Strategic Alliance

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	 Sprint is a diversified international telecommunications
    company with more than $11 billion in annual revenues and the United States' only nationwide all-digital, fiber-optic network. Its divisions provide global long distance voice, data and video products and services, local telephone services to more than 6 million subscriber lines in 19 states, and cellular operations that serve 42 metropolitan markets and more than 50 rural service areas.

    Additional Contacts: Steve Dykes, Sprint Corporation, 202-828-7435
		  Klaus Czerwinski, Deutsche Telekom, 49-228-181-9430 Bruno Janet, France Telecom, 33-1-44-44-93-93

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    SK/CS
    061494